As filed with the Securities and Exchange Commission on May 13, 2022

Registration No. 333-263617

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CompoSecure, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	85-2749902
(State or other Jurisdiction	(I.R.S. Employer
of Incorporation or Organization)	Identification No.)

309 Pierce Street

Somerset, New Jersey 08873

(908) 518-0500

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

CompoSecure, Inc. 2021 Equity Incentive Plan
CompoSecure, Inc. 2021 Employee Stock Purchase Plan
CompoSecure, Inc. Amended and Restated Equity Incentive Plan
(Full titles of the plans)

Steven J. Feder, General Counsel

CompoSecure, Inc.

309 Pierce Street

Somerset, New Jersey 08873

(908) 518-0500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David C. Schwartz

Morgan, Lewis & Bockius, LLP

502 Carnegie Center

Princeton, NJ 08540

Tel: (609) 919-6600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Smaller reporting company	☒
Non-accelerated filer	☐
Accelerated filer	☒	Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

On March 16, 2022, CompoSecure, Inc. (the “Company”) filed a Registration Statement on Form S-8 (Registration Statement No. 333-263617) (the “Registration Statement”) with the Securities and Exchange Commission registering (i) 12,030,280 shares of the Company’s Class A Common Stock, $0.0001 per share par value (the “Class A Common Stock”) to be issued pursuant to the Company’s 2021 Equity Incentive Plan (the “2021 Equity Incentive Plan”), (ii) 2,411,452 shares of Class A Common Stock to be issued pursuant to the Company’s 2021 Employee Stock Purchase Plan (the “ESPP”) and (iii) 5,409,771 shares of Class A Common Stock to be issued pursuant to the Company’s Amended and Restated Equity Incentive Plan (the “Rollover Plan”).

This Post-Effective Amendment No. 1 is being filed to amend the Registration Statement to include a reoffer prospectus (the “Reoffer Prospectus”), as permitted by General Instruction C to Form S-8 and prepared in accordance with Part I of Form S-3. The Reoffer Prospectus may be utilized for reoffers and resales by certain affiliates of the Company on a continuous or delayed basis in the future of 2,701,045 shares of Class A Common Stock that constitute “control securities”, as that term is defined under the Securities Act of 1933, as amended (the “Securities Act”), which shares have been issued upon the exercise or vesting of equity incentive awards made prior to the filing of this Post-Effective Amendment No. 1. The inclusion of any person in the selling stockholder table of the Reoffer Prospectus should not be deemed a determination or an admission by the Company or otherwise that such person is in fact an affiliate of the Company.

The Reoffer Prospectus omits certain of the information contained in the Registration Statement in accordance with the rules and regulations of the SEC. For further information with respect to the Company and the shares of Class A Common Stock that may be sold pursuant to the Reoffer Prospectus, we refer you to the Registration Statement and related schedules and exhibits included therewith. Statements contained in the Reoffer Prospectus concerning the provisions of any agreements or documents referred to in the Registration Statement are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference.

This Post-Effective Amendment No. 1 also hereby amends Part II of the Registration Statement as previously filed with the SEC.

PART 1

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.*

Item 2.	Registrant Information and Employee Plan Annual Information.*

*	The documents containing the information specified in Part I will be delivered in accordance with Rule 428(b)(1) under the Securities Act. Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “Commission”), either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

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The Reoffer Prospectus referred to in the Explanatory Note follows this page.

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REOFFER PROSPECTUS

Up to 2,701,045 Shares of Class A Common Stock

This prospectus (the “Reoffer Prospectus”) relates to resales of shares of Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”), of CompoSecure, Inc., a Delaware corporation (the “Company,” “CompoSecure,” “we,” “our,” or “us”), which may be offered from time to time by the selling stockholders described in this Reoffer Prospectus (collectively, the “Selling Stockholders”). This Reoffer Prospectus covers up to 2,701,045 shares of Class A Common Stock issued under an option agreement or restricted stock unit award agreement, as applicable, between the Company and the Selling Stockholder. We are not offering any shares of Class A Common Stock and will not receive any proceeds from the sale of shares of Class A Common Stock by the Selling Stockholders pursuant to this Reoffer Prospectus.

Upon the exercise or vesting of equity incentive awards pursuant to the terms of the relevant award agreement and the receipt of the shares of Class A Common Stock offered hereby, the Selling Stockholders may from time to time sell, transfer, or otherwise dispose of any or all of the shares of Class A Common Stock covered by this Reoffer Prospectus through underwriters or dealers, directly to purchasers (or a single purchaser), or through broker-dealers or agents. If underwriters or dealers are used to sell such shares, we will name them and describe their compensation in a prospectus supplement. The Class A Common Stock may be sold in one or more transactions at fixed prices, prevailing market prices at the time of sale, prices related to the prevailing market prices, varying prices determined at the time of sale, or negotiated prices. We do not know when or in what amount the Selling Stockholders may offer the shares for sale. The Selling Stockholders may sell any, all, or none of the shares offered by this Reoffer Prospectus. See “Plan of Distribution” beginning on page 9 for more information about how the Selling Stockholders may sell or dispose of the shares of Class A Common Stock covered by this Reoffer Prospectus. The Selling Stockholders will bear all sales commissions and similar expenses. We will bear all expenses of registration incurred in connection with this offering, including any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Stockholders.

The Selling Stockholders are “affiliates” of the Company (as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)). Shares of Class A Common Stock that will be issued pursuant to restricted stock units and options granted to Selling Stockholders will be “control securities” under the Securities Act before their sale under this Reoffer Prospectus. This Reoffer Prospectus has been prepared for the purposes of registering the shares of Class A Common Stock under the Securities Act to allow for future sales by Selling Stockholders on a continuous or delayed basis to the public without restriction.

Our Class A Common Stock is listed on The Nasdaq Global Select Market (“Nasdaq”) under the symbol “CMPO.” On May 12, 2022, the closing price of our Class A Common Stock was $6.03.

We are an “emerging growth company” as defined under the federal securities laws and, as such, may elect to comply with certain reduced public company reporting requirements for future filings.

Investing in our Class A Common Stock involves risks. Please read carefully the section entitled “Risk Factors” beginning on page 6 of this Reoffer Prospectus.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this Reoffer Prospectus. Any representation to the contrary is a criminal offense.

The date of this Reoffer Prospectus is May 13, 2022

You should rely only on the information provided in this Reoffer Prospectus, as well as the information incorporated by reference into this Reoffer Prospectus and any applicable prospectus supplement. Neither we nor the Selling Stockholders have authorized anyone to provide you with different information. Neither we nor the Selling Stockholders are making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this Reoffer Prospectus, any applicable prospectus supplement, or any documents incorporated by reference is accurate as of any date other than the date of the applicable document. Since the respective dates of this Reoffer Prospectus and the documents incorporated by reference into this Reoffer prospectus, our business, financial condition, results of operations, and prospects may have changed.

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ABOUT THIS PROSPECTUS

This Reoffer Prospectus contains important information you should know before investing, including important information about the Company and the securities being offered. You should carefully read this Reoffer Prospectus, as well as the additional information contained in the documents described under “Where You Can Find More Information” and “Documents Incorporated By Reference” in this Reoffer Prospectus, and in particular the periodic and current reporting documents we file with the Securities and Exchange Commission (the “Commission”). We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This Reoffer Prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information in this Reoffer Prospectus or any documents we incorporate by reference herein or therein is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations, and prospects may have changed since those dates.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements, and other documents with the Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Commission maintains a website that contains reports, proxy and information statements, and other information regarding issuers, including the Company, that file electronically with the Commission. You may obtain copies of the Registration Statement and its exhibits and the other documents that we file with the Commission at www.sec.gov.

We also make these documents available on the investor relations portion of our website at www.composecure.com. Our website and the information contained or connected to our website is not incorporated by reference in this Reoffer Prospectus, and you should not consider it part of this Reoffer Prospectus. Our principal executive offices are located at 309 Pierce Street, Somerset, New Jersey 08873. Our telephone number is (908) 518-0500.

DOCUMENTS INCORPORATED BY REFERENCE

The Commission allows us to “incorporate by reference” information into this Reoffer Prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the Commission. The information incorporated by reference is considered to be part of this Reoffer Prospectus, and information that we file later with the Commission will automatically update and supersede the previously filed information. We incorporate by reference the documents listed below and any future filings made by us with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (other than any portions of the respective filings that are furnished, rather than filed, pursuant to Item 2.02 or Item 7.01 of Current Reports on Form 8-K including exhibits related thereto or other applicable Commission rules) after the date of this Reoffer Prospectus and prior to the termination of the offering under this Reoffer Prospectus:

•	The Company’s prospectus filed with the Commission on March 23, 2022 pursuant to Rule 424(b) of the Securities Act, relating to the Company’s Registration Statement on Form S-1 (File No. 333-262341), as such prospectus may be supplemented or amended;

•	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the Commission on March 14, 2022;

•	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, filed with the Commission on May 9, 2022;

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•	The Company’s Current Report on Form 8-K, filed with the Commission on March 2, 2022; and

•	The description of the Class A Common Stock contained in Exhibit 4.4 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the Commission on March 14, 2022, pursuant to Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

Any statement contained in this Reoffer Prospectus, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded to the extent that a statement contained herein, or in any subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Reoffer Prospectus.

You may request copies of these documents, at no cost to you, by writing or telephoning us at the below address. Exhibits to the filings, however, will not be sent, however, unless those exhibits have specifically been incorporated by reference in this Reoffer Prospectus: CompoSecure, Inc., 309 Pierce Street, Somerset, New Jersey 08873.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this Reoffer Prospectus, any accompanying prospectus supplement, and the documents incorporated by reference herein and therein may constitute “forward-looking statements” for purposes of the federal securities laws. The Company’s forward-looking statements include, but are not limited to, statements regarding its or its management team’s expectations, hopes, beliefs, intentions, or strategies regarding the future. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “appear,” “approximate,” “believe,” “continue,” “could,” “estimate,” “expect,” “foresee,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “would,” and similar expressions (or the negative version of such words or expressions) may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

These forward-looking statements are based on information available as of the date of this Reoffer Prospectus, and current expectations, forecasts, and assumptions, and involve a number of judgments, risks, and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date, and the Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, the Company’s actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

•	the outcome of any legal proceedings that may be instituted against the Company or others;

•	the risk that the completion of the Business Combination (as defined below) disrupts the Company’s current plans and operations;

•	the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, the ability of the Company to grow and manage growth profitably, maintain relationships with customers, compete within its industry and retain its key employees;

•	costs related to the Business Combination;

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•	the possibility that the Company may be adversely impacted by other economic, business, and/or competitive factors;

•	future exchange and interest rates; and

•	other risks and uncertainties indicated in this Reoffer Prospectus, including those under “Risk Factors” herein, and other filings that have been made or will be made with the SEC.

These and other factors that could cause actual results to differ from those implied by the forward- looking statements in this Reoffer Prospectus are more fully described in the “Risk Factors” section. The risks described in “Risk Factors” are not exhaustive. New risk factors emerge from time to time and it is not possible for us to predict all such risk factors, nor can the Company assess the impact of all such risk factors on its business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. The Company undertakes no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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GLOSSARY

In addition to the terms defined elsewhere in this prospectus, the following terms shall have the meanings set forth below when used in this prospectus:

“Arculus Key™ card” refers to the Company’s initial Cold Storage hardware device configured to interface with CompoSecure’s initial Arculus Wallet™ App.

“Arculus Wallet™” refers to the Company’s initial Wallet App configured to interface with the Arculus Key card Cold Storage.

“App” refers to a software application available on a mobile or cellular telephone.

“Cold Storage” is a method of holding Cryptocurrency assets in an environment that is not connected to the Internet.

“Cryptocurrency” means any Digital Asset that uses cryptographic technologies to maintain its operation as a currency or decentralized application, such as Bitcoin, Bitcoin Cash and Ethereum, that is secured using Blockchain encryption technologies, and includes stablecoins and tokens.

“Digital Asset” means an asset that is issued and/or transferred using distributed ledger or Blockchain technology, including, but not limited to, Cryptocurrencies, and also may be referred to as “virtual currencies,” “coins” and “tokens.”

“FinTech” is a word formed from the combination of “financial” and “technology” and is used to describe new technologies to deliver financial services to help businesses and consumers manage their financial activities.

“Metal Form Factor” is the industry term used to describe Payment Cards made from or including metal in their construction.

“Payment Cards” are credit and debit cards issued on the network of one of the Payment Networks.

“Payments Industry” refers to the overall market for payments processing, including banks and other credit and transaction card issuers, card associations, payment processors, and other providers of services and products to facilitate currency transactions, including Cryptocurrency transactions.

“Payment Networks” refers to the primary credit and debit card payment networks, including the networks operated by Visa, MasterCard, American Express, Discover, and China Union Pay.

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PROSPECTUS SUMMARY

This Reoffer Prospectus is part of the Registration Statement that we filed with the Commission. We have provided to you in this Reoffer Prospectus a general description of the Selling Stockholders and the distribution of the shares. To the extent there is a conflict between the information contained in this Reoffer Prospectus and any of our subsequent filings with the Commission, the information in the document having the later date shall modify or supersede the earlier statement.

As permitted by the rules and regulations of the Commission, the Registration Statement of which this Reoffer Prospectus forms part includes additional information not contained in this Reoffer Prospectus. You may read the Registration Statement and the other reports we file with the Commission at the Commission’s website or at the Commission’s offices described above under the heading “Documents Incorporated by Reference” if necessary.

The Company

The Company provides its clients newly innovative and highly differentiated financial payment products in order to support and increase their customer acquisition, customer retention and organic customer spend. The Company’s clients consist primarily of leading international and domestic banks and other payment card issuers primarily within the United States (“U.S.”), Europe, Asia, Latin America, Canada, and the Middle East. The Company is a world-class platform for next generation payment technology, security, and Cryptocurrency solutions. For two decades, through its combination of large-scale, advanced manufacturing capabilities and deep technological expertise, the Company has driven key Payments Industry innovations in materials science, Metal Form Factor design, dual interface functionality, and security. The distinct value proposition of the Company’s products has resulted in widespread adoption by major banks, financial institutions and leading FinTech innovators to support their acquisition and retention of consumer and business card customers. The Company maintains trusted, highly-embedded and long-term customer relationships with an expanding set of global issuers. These same fundamental strengths have now enabled the Company to enter the digital asset revolution through the launch of its Arculus platform, which commenced in the third quarter of 2021 with the Arculus Key card and companion Arculus Wallet mobile application.

The Offering

This Reoffer Prospectus relates to the public offering, which is not being underwritten, by the Selling Stockholders listed in this Reoffer Prospectus, of up to 2,701,045 shares of our Class A Common Stock, issued to each Selling Stockholder. Upon the exercise or vesting of equity incentive awards pursuant to the terms of the relevant award agreement and the receipt of the shares of Class A Common Stock offered hereby, the Selling Stockholders may from time to time sell, transfer, or otherwise dispose of any or all of the shares of Class A Common Stock covered by this Reoffer Prospectus through underwriters or dealers, directly to purchasers (or a single purchaser), or through broker-dealers or agents. We will receive none of the proceeds from the sale of the shares by the Selling Stockholders. We will bear all expenses of registration incurred in connection with this offering, but all selling and other expenses incurred by the Selling Stockholders will be borne by them.

Emerging Growth Company

Section 102(b)(1) of the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a registration statement under the Securities Act declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with those of another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

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We will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the consummation of our initial public offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common equity that is held by non-affiliates exceeds $700 million as of the end of the prior fiscal year’s second fiscal quarter; and (2) the date on which we have issued more than $1.00 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.

Additional Information

Our principal executive offices are located at 309 Pierce Street, Somerset, New Jersey 08873. Our telephone number is (908) 518-0500. Our website address is www.composecure.com. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks described under “Risk Factors” in our post-effective amendment to the Registration Statement on Form S-1 filed with the Commission on March 16, 2022 and our Quarterly Report on Form 10-Q filed with the Commission on May 9, 2022, together with all of the other information appearing in or incorporated by reference into this Reoffer Prospectus, before making an investment decision. Our business, prospects, financial condition, or operating results could be harmed by any of these risks, as well as other risks not currently known to us or that we currently consider immaterial. The trading price of our securities could decline due to any of these risks, and, as a result, you may lose all or part of your investment. The risks we have described also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.”

DETERMINATION OF OFFERING PRICE

The Selling Stockholders will determine at what price they may sell the offered shares, and such sales may be made at prevailing market prices or at privately negotiated prices. See “Plan of Distribution” below for more information.

USE OF PROCEEDS

The shares of Class A Common Stock offered pursuant to this Reoffer Prospectus are being registered for the account of the Selling Stockholders named in this Reoffer Prospectus. All proceeds from the sales of the Class A Common Stock will go to the Selling Stockholders and we will not receive any proceeds from the resale of the Class A Common Stock by the Selling Stockholders.

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SELLING STOCKHOLDERS

The table below sets forth information concerning the resale of the shares by the Selling Stockholders. We will not receive any proceeds from the resale of the shares by the Selling Stockholders.

The table below sets forth, as of May 10, 2022 (the “Determination Date”), (i) the name of each Selling Stockholder who is offering the resale of shares by this Reoffer Prospectus; (ii) the number of shares (and the percentage, if 1% or more) of Class A Common Stock beneficially owned (determined in the manner described in footnote (1) to the table below) by each Selling Stockholder; (iii) the number of shares that each Selling Stockholder may offer for sale from time to time pursuant to this Reoffer Prospectus, whether or not such Selling Stockholder has a present intention to do so; and (iv) the number of shares (and the percentage, if 1% or more) of Class A Common Stock each Selling Stockholder will own after the offering, assuming they sell all of the shares offered. Unless otherwise indicated, beneficial ownership is direct and the Selling Stockholder indicated has sole voting and investment power. The address for each Selling Stockholder listed in the table below is c/o CompoSecure, Inc. 309 Pierce Street, Somerset, New Jersey 08873.

The Selling Stockholders identified below may have sold, transferred, or otherwise disposed of some or all of their shares since the date on which the information in the following table is presented in transactions exempt from or not subject to the registration requirements of the Securities Act. Information concerning the Selling Stockholders may change from time to time and, if necessary, we will amend or supplement this Reoffer Prospectus accordingly. We cannot give an estimate as to the number of shares of Class A Common Stock that will actually be held by the Selling Stockholders upon termination of this offering because the Selling Stockholders may offer some or all of their Class A Common Stock under the offering contemplated by this Reoffer Prospectus or acquire additional shares of Class A Common Stock. The total number of shares that may be sold hereunder will not exceed the number of shares offered hereby. Please read the section entitled “Plan of Distribution” in this Reoffer Prospectus.

Selling Stockholder	Shares of Class A Common Stock Beneficially Owned Prior to this Offering (1)	Shares of Class A Common Stock Offered for Resale in this Offering(2)	Shares of Class A Common Stock Beneficially Owned After Resale in this Offering (3)	Percentage of Class A Common Stock Beneficially Owned After Resale in this Offering (1)(2)
Timothy Fitzsimmons (4)	665,566	915,566	—	*
Adam Lowe (5)	566,768	1,166,768	—	*
Gregoire Maes (6)	280,139	530,139	—	*
Niloofar Razi Howe (7)	9,751	29,524	—	*
Jane J. Thompson (8)	9,751	29,524	—	*
Brian Hughes (9)	9,751	29,524	—	*

*	Represents less than 1%.

(1)	In computing the number of shares of Class A Common Stock beneficially owned by a Selling Stockholder and the percentage ownership of that person, we deemed to be outstanding all shares of Class A Common Stock subject to restricted stock units and options held by that Selling Stockholder that are vested or exercisable as the Determination Date or that will become vested or exercisable within 60 days after the Determination Date.

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(2)	The number of shares of Class A Common Stock offered for resale in this offering reflect all shares of Class A Common Stock acquired or issuable to a Selling Stockholder pursuant to applicable award grants previously made irrespective of whether such grants are vested or exercisable as of the Determination Date or will become vested or exercisable within 60 days after the Determination Date. A significant portion of the shares of Class A Common Stock offered for resale and included in this column have not yet vested and, therefore, will not become available for sale immediately, as further described in the following footnotes.

(3)	Assumes all of the shares of Class A Common Stock being offered are sold in the offering, that shares of Class A Common Stock beneficially owned by such Selling Stockholder on the Determination Date but not being offered pursuant to this Reoffer Prospectus (if any) are not sold, and that no additional shares are purchased or otherwise acquired other than pursuant to the restricted stock units and options relating to the shares being offered.

(4)	Shares of Class A Common Stock beneficially owned prior to this offering includes 665,566 shares of Class A Common Stock which Mr. Fitzsimmons has the right to acquire through the exercise of stock options issued under the Company’s Amended and Restated Equity Incentive Plan (the “Rollover Plan”) within 60 days of the Determination Date. Shares of Class A Common Stock offered for resale in this offering includes 665,566 which Mr. Fitzsimmons has the right to acquire through the exercise of stock options issued under the Rollover Plan and 250,000 shares of Class A Common Stock underlying restricted stock units granted to Mr. Fitzsimmons on March 16, 2022, which will vest ratably over four years, with 25% of the award vesting on each of January 1, 2023, January 1, 2024, January 1, 2025 and January 1, 2026, respectively. Mr. Fitzsimmons is the Company’s Chief Financial Officer.

(5)	Shares of Class A Common Stock beneficially owned prior to this offering includes 566,768 shares of Class A Common Stock which Mr. Lowe has the right to acquire through the exercise of stock options issued under the Rollover Plan within 60 days of the Determination Date. Shares of Class A Common Stock offered for resale in this offering includes 566,768 shares of Class A Common Stock which Mr. Lowe has the right to acquire through the exercise of stock options issued under the Rollover Plan and 600,000 shares of Class A Common Stock underlying restricted stock units granted to Mr. Lowe on March 16, 2022, which will vest ratably over four years, with 25% of the award vesting on each of January 1, 2023, January 1, 2024, January 1, 2025 and January 1, 2026, respectively. Mr. Lowe is the Company’s Chief Innovation Officer.

(6)	Shares of Class A Common Stock beneficially owned prior to this offering includes 280,139 shares of Class A Common Stock which Mr. Maes has the right to acquire through the exercise of stock options issued under the Rollover Plan within 60 days of the Determination Date. Shares of Class A Common Stock offered for resale in this offering includes 280,139 shares of Class A Common Stock which Mr. Maes has the right to acquire through the exercise of stock options issued under the Rollover Plan and 250,000 shares of Class A Common Stock underlying restricted stock units granted to Mr. Maes on March 16, 2022, which will vest ratably over four years, with 25% of the award vesting on each of January 1, 2023, January 1, 2024, January 1, 2025 and January 1, 2026, respectively. Mr. Maes is the Company’s Chief Operating Officer.

(7)	Shares of Class A Common Stock beneficially owned prior to this offering includes 9,751 shares of Class A Common Stock underlying restricted stock units that were granted to Ms. Howe on March 16, 2022 and which will vest within 60 days of the Determination Date. Shares of Class A Common Stock offered for resale in this offering includes 29,524 shares of Class A Common Stock underlying restricted stock units that were granted to Ms. Howe on March 16, 2022, of which 9,751 will vest on the date of the Company's 2022 Annual Shareholders Meeting, scheduled for June 24, 2022, and 19,773 will vest on January 1, 2023. Ms. Howe is a director of the Company.

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(8)	Shares of Class A Common Stock beneficially owned prior to this offering includes 9,751 shares of Class A Common Stock underlying restricted stock units that were granted to Ms. Thompson on March 16, 2022 and which will vest within 60 days of the Determination Date. Shares of Class A Common Stock offered for resale in this offering includes 29,524 shares of Class A Common Stock underlying restricted stock units that were granted to Ms. Thompson on March 16, 2022, of which 9,751 will vest on the date of the Company's 2022 Annual Shareholders Meeting, scheduled for June 24, 2022, and 19,773 will vest on January 1, 2023. Ms. Thompson is a director of the Company.

(9)	Shares of Class A Common Stock beneficially owned prior to this offering includes 9,751 shares of Class A Common Stock underlying restricted stock units that were granted to Mr. Hughes on March 16, 2022 and which will vest within 60 days of the Determination Date. Shares of Class A Common Stock offered for resale in this offering includes 29,524 shares of Class A Common Stock underlying restricted stock units that were granted to Mr. Hughes on March 16, 2022, of which 9,751 will vest on the date of the Company's 2022 Annual Shareholders Meeting, scheduled for June 24, 2022, and 19,773 will vest on January 1, 2023. Mr. Hughes is a director of the Company.

Other Material Relationships with the Selling Stockholders

Employment Relationships

Each of Messrs. Fitzsimmons, Lowe and Maes (collectively, the “Executives”) entered into an employment agreement with the Company through its wholly owned subsidiary, CompoSecure, L.L.C, in connection with their respective appointments.

Indemnification of Directors and Officers

The Company’s Second Amended and Restated Certificate of Incorporation contains provisions limiting the liability of directors and provides that the Company will indemnify the directors and executive officers to the fullest extent not prohibited by Delaware law. Subject to certain limitations, the Company’s Second Amended and Restated Bylaws also require us to advance expenses incurred by the directors and officers. In addition, the Company entered, and expects to continue to enter into, indemnification agreements with its directors, executive officers, and other employees as determined by the Company’s Board of Directors. Each indemnification agreement provides for indemnification and advancements by the Company of certain expenses and costs, if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was a director, officer, employee, or agent of the Company or any of its subsidiaries or was serving at the Company’s request in an official capacity for another entity, to the fullest extent permitted by the laws of the state of Delaware

There is no pending litigation or proceeding naming any of the Company’s directors, executive officers, or other employees to which indemnification is being sought, and the Company is not aware of any pending or threatened litigation that may result in claims for indemnification by any director, executive officer, or other officer.

PLAN OF DISTRIBUTION

The shares of Class A Common Stock covered by this Reoffer Prospectus are being registered by the Company for the account of the Selling Stockholders. The shares of Class A Common Stock offered may be sold from time to time directly by or on behalf of each Selling Stockholder in one or more transactions on Nasdaq or any other stock exchange on which the Class A Common Stock may be listed at the time of sale, in privately negotiated transactions, or through a combination of such methods, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at fixed prices (which may be changed), or at negotiated prices. The Selling Stockholders may sell shares through one or more agents, brokers, or dealers or directly to purchasers. Such brokers or dealers may receive compensation in the form of commissions, discounts, or concessions from the Selling Stockholders and/or purchasers of the shares or both. Such compensation as to a particular broker or dealer may be in excess of customary commissions.

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In connection with their sales, a Selling Stockholder and any participating broker or dealer may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions they receive and the proceeds of any sale of shares may be deemed to be underwriting discounts and commissions under the Securities Act. We are bearing all costs relating to the registration of the shares of Class A Common Stock. Any commissions or other fees payable to brokers or dealers in connection with any sale of the shares will be borne by the Selling Stockholders or other party selling such shares. Sales of the shares must be made by the Selling Stockholders in compliance with all applicable state and federal securities laws and regulations, including the Securities Act. In addition to any shares sold hereunder, Selling Stockholders may sell shares of Class A Common Stock in compliance with Rule 144 under the Securities Act. There is no assurance that the Selling Stockholders will sell all or a portion of the shares of Class A Common Stock offered hereby. The Selling Stockholders may agree to indemnify any broker, dealer, or agent that participates in transactions involving sales of the shares against certain liabilities in connection with the offering of the shares arising under the Securities Act. We have notified the Selling Stockholders of the need to deliver a copy of this Reoffer Prospectus in connection with any sale of the shares of Class A Common Stock.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares of Class A Common Stock and activities of the Selling Stockholders, which may limit the timing of purchases and sales of any of the shares of Common Stock by the Selling Stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Class A Common Stock to engage in passive market-making activities with respect to the shares of Class A Common Stock. Passive market making involves transactions in which a market maker acts as both our underwriter and as a purchaser of shares of Class A Common Stock in the secondary market. All the foregoing may affect the marketability of the shares of Class A Common Stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Class A Common Stock.

Once sold under the Registration Statement of which this Reoffer Prospectus forms a part, the shares of Class A Common Stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

The validity of the securities offered by this Reoffer Prospectus has been passed upon for us by Morgan, Lewis & Bockius, LLP.

EXPERTS

The audited financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have been filed by CompoSecure, Inc. (the “Registrant”) with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference in this Registration Statement:

•	The Registrant’s prospectus filed with the Commission on March 23, 2022 pursuant to Rule 424(b) of the Securities Act, relating to the Company’s Registration Statement on Form S-1 (File No. 333-262341), as such prospectus may be supplemented or amended;

•	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the Commission on March 14, 2022;

•	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, filed with the Commission on May 9, 2022;

•	The Registrant’s Current Report on Form 8-K, filed with the Commission on March 2, 2022; and

•	The description of the Class A Common Stock contained in Exhibit 4.4 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the Commission on March 14, 2022, pursuant to Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

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Item 6. Indemnification of Directors and Officers.

Section 145 of the DGCL provides, generally, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A corporation may similarly indemnify such person for expenses actually and reasonably incurred by such person in connection with the defense or settlement of any action or suit by or in the right of the corporation, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of claims, issues and matters as to which such person shall have been adjudged liable to the corporation, provided that a court shall have determined, upon application, that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

In accordance with Section 102(b)(7) of the DGCL, the Registrant’s Second Amended and Restated Certificate of Incorporation (the “Charter”) provides that a director will not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision became effective. Accordingly, these provisions will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director’s breach of his or her duty of care.

The Charter provides that the Registrant will indemnify its present and former directors and officers to the maximum extent permitted by the DGCL and that such indemnification will not be exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw provision, agreement, vote of stockholders or disinterested directors or otherwise.

The Registrant has entered into, and expects to continue to enter into, customary indemnification arrangements with each of its current directors and executive officers, either through separate indemnification agreements or through provisions embedded in the employment agreements of certain executive officers. These arrangements require the Registrant to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to the Registrant, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. The Registrant also intends to enter into indemnification arrangements with future directors and executive officers.

See also the undertakings set out in response to Item 9 hereof.

Item 7. Exemption from Registration Claimed.

Not applicable.

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Item 8. Exhibits.

Exhibit No.	Exhibit

4.1*	CompoSecure, Inc. 2021 Incentive Equity Plan and forms of agreements thereunder (incorporated by reference to Exhibit 10.10 of the registrant’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 14, 2022)

4.2*	CompoSecure, Inc. 2021 Employee Stock Purchase Plan and forms of agreements thereunder (incorporated by reference to Exhibit 10.11 of the registrant’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 14, 2022)

4.3*	CompoSecure, Inc. Amended and Restated Equity Incentive Plan and forms of agreements thereunder (incorporated by reference to Exhibit 10.34 of the registrant’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 14, 2022)

5.1*	Opinion of Morgan, Lewis & Bockius LLP as to the legality of the securities being registered (incorporated by reference to Exhibit 5.1 to the Company’s Registration Statement on Form S-8 (File No. 333-263617) filed with the SEC on March 16, 2022).

23.1	Consent of Grant Thornton LLP, independent registered public accounting firm.

23.2*	Consent of Morgan, Lewis & Bockius LLP (included in the opinion filed as Exhibit 5.1, which is incorporated by reference to Exhibit 5.1 to the Company’s Registration Statement on Form S-8 (File No. 333-263617) filed with the SEC on March 16, 2022).

24.1*	Powers of Attorney (included in signature page of previous filing).

*Previously filed.

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Item 9. Undertakings.

1.	The undersigned registrant hereby undertakes:

a.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

b.	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2.	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Somerset, New Jersey on May 13, 2022.

COMPOSECURE, INC.

By	/s/ Timothy Fitzsimmons
Timothy Fitzsimmons
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 13th day of May, 2022.

Name	Title	Date

*	Chief Executive Officer and Director	May 13, 2022
Jonathan Wilk	(Principal Executive Officer)
/s/ Timothy Fitzsimmons	Chief Financial and Accounting Officer	May 13, 2022
Timothy Fitzsimmons	(Principal Financial and Accounting Officer)
*
Mitchell Hollin	Chairman of the Board of Directors	May 13, 2022
*
Michele Logan	Director	May 13, 2022
*
Donald G. Basile	Director	May 13, 2022
*
Niloofar Razi Howe	Director	May 13, 2022
*
Brian F. Hughes	Director	May 13, 2022
*
Jane J. Thompson	Director	May 13, 2022

* Signed via Power of Attorney

By:	/s/ Timothy Fitzsimmons
Timothy Fitzsimmons
Attorney-in-Fact

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